Exhibit 10.2

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

FIRST AMENDMENT TO

ASSIGNMENT, SUBLICENSE AND COLLABORATION AGREEMENT

This First Amendment to Assignment, Sublicense and Collaboration Agreement (this “Amendment”), dated as of September 22, 2014 (the “Amendment Effective Date”), is by and between Merrimack Pharmaceuticals (Bermuda) Ltd. (“MERRIMACK”) and PharmaEngine, Inc. (“PEI”).

WHEREAS, MERRIMACK and PEI are parties to an Assignment, Sublicense and Collaboration Agreement, dated as of May 5, 2011 (the “Agreement”); and

WHEREAS, MERRIMACK and PEI desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. Amendments to Agreement Terms.

(a) Section 1.79 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 1.79 “Sublicense Revenue”. Sublicense Revenue means cash or cash equivalent consideration received by MERRIMACK or an Affiliate of MERRIMACK from a Third Party as consideration for a license or sublicense of rights to Develop and/or Commercialize the Licensed Compound or the Licensed Product in the MERRIMACK Territory; provided, however, that, if MERRIMACK or an Affiliate of MERRIMACK receives compensation in the form of development, regulatory or approval milestone payments that are not otherwise excluded below and that are based on the same development, regulatory or approval milestones on which the development, regulatory or approval milestone payments payable by MERRIMACK to PEI under this Agreement are based, Sublicense Revenue will include only the portion of such milestone payments in excess of the milestone payments payable by MERRIMACK to PEI under this Agreement based on the same milestones. In addition, Sublicense Revenue shall specifically exclude:

(a) upfront fees payable upon the grant of the license or sublicense;

(b) payments or reimbursements for the cost of MERRIMACK’s or its Affiliates’ research and development efforts for the Licensed Compound or the Licensed Product to be performed after the effective date of the applicable license or sublicense, accounted for at reasonable and customary FTE rates (any excess over a reasonable and customary FTE rate shall be included in Sublicense Revenue) or in the form of external costs billed through on a pass-through basis with no markup;

(c) research and development milestone payments up to an aggregate total of $150.0 million;

(d) royalties and sales milestone payments (or, in the case of a profit sharing deal structure, shares of net profits);

(e) payments to MERRIMACK or its Affiliates of the purchase price of equity securities to the extent not exceeding the fair market value of such securities;

(f) loan proceeds paid to MERRIMACK or its Affiliates by a licensee or sublicensee in arm’s length debt financing on non-preferential commercial terms that are, other than amounts forgiven upon or following termination of the applicable licensee’s or sublicensee’s rights, subject to repayment by MERRIMACK or its Affiliates (any amount of such a loan forgiven by the lender for any reason other than termination of the applicable licensee’s or sublicensee’s rights shall be included in Sublicense Revenue); and

(g) payment for material supplied by MERRIMACK or its Affiliates, including a reasonable and customary margin on such material (any excess over a reasonable and customary margin is included in Sublicense Revenue).

If MERRIMACK or an Affiliate of MERRIMACK receives consideration from a Third Party for a license or sublicense (x) of rights to Develop and/or Commercialize the Licensed Compound or the Licensed Product in both the MERRIMACK Territory and territories outside the MERRIMACK Territory, and/or (y) of rights to Develop and/or Commercialize the Licensed Compound or the Licensed Product in the MERRIMACK Territory and to Develop and/or Commercialize other compound(s) or product(s), then (1) such consideration (to the extent not excluded from Sublicense Revenue as set forth above) shall be reasonably allocated by MERRIMACK between, as applicable, the MERRIMACK Territory and such other territories and/or the Licensed Compound and the Licensed Product and such other compound(s) and product(s), and the portion allocated to the Licensed Compound and the Licensed Product in the MERRIMACK Territory will be the proposed Sublicense Revenue for such Third Party agreement; and (2) MERRIMACK shall promptly notify PEI of, and provide PEI with a copy of, each such agreement with a Third Party, along with an explanation of any allocation with respect to the consideration under such Third Party agreement in accordance with the immediately preceding sentence. If PEI does not agree with MERRIMACK’s allocation of such consideration, PEI shall provide MERRIMACK with written notice of PEI’s disagreement within [**] days after MERRIMACK notifies PEI of such allocation and PEI and MERRIMACK will negotiate and endeavor to agree in good faith on an allocation within [**] days after the date MERRIMACK receives such written notice. If the Parties agree within such [**] day period, the Parties will use such agreed-upon allocation to determine the Sublicense Revenue for use in the calculation set forth in Section 9.5. If despite good faith efforts the Parties are unable to agree upon such allocation within such [**] day period, then either Party may request that the allocation be determined by arbitration in accordance with Section 14.2, and, if the arbitrators determine that a different allocation is appropriate, the Parties will use the allocation determined by the arbitrators to determine the Sublicense Revenue for use in calculation set forth in Section 9.5.

For avoidance of doubt, (i) the upfront payment required under Section 9.1 is not considered a development, regulatory or approval milestone payment for purposes of this Section 1.79 and no milestone or other payment received by MERRIMACK or an Affiliate from a Third Party will be reduced by such upfront payment required under Section 9.1 for purposes of calculating Sublicense Revenue; and (ii) if MERRIMACK or its Affiliate receives any development, regulatory or approval milestone payments that are not otherwise excluded from Sublicense Revenue as set forth above and that are based on different development, regulatory or approval milestones than the milestones on which the development, regulatory or approval milestone payments payable by MERRIMACK to PEI under this Agreement are based, the full amount of such milestone payments will be included in Sublicense Revenue.”

(b) The milestone event contained in Section 9.2(a)(ii) of the Agreement is hereby amended and restated its entirety to read as follows:

“First acceptance by the FDA of the filing of the first NDA for the Licensed Compound in the USA; provided that, if such first acceptance has not occurred by April 1, 2015, MERRIMACK shall make the payment required for this milestone no later than April 30, 2015”

(c) Section 9.2(a) of the Agreement is hereby further amended to add an additional $7.0 million milestone payment which is triggered by execution by MERRIMACK or any MERRIMACK Affiliate of a license or sublicense of rights to Develop and/or Commercialize the Licensed Compound or the Licensed Product in the MERRIMACK Territory.

(d) Section 9.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 9.5 Sublicense Revenue. MERRIMACK shall pay to PEI a portion of all Sublicense Revenue as follows:

Sublicense Timeframe	Portion of Sublicense Revenue to be paid to PEI

Sublicense agreement executed prior to [**].	[**]	%

Sublicense agreement executed on or after [**].	[**]	%”

3. Effectiveness. Notwithstanding anything to the contrary in this Amendment, the terms of this Amendment will not take effect unless and until MERRIMACK or any Affiliate of MERRIMACK enters into a license or sublicense of rights to Develop and/or Commercialize the Licensed Compound or the Licensed Product in the MERRIMACK Territory.

4. Miscellaneous. The Parties hereby confirm and agree that, except as expressly amended hereby, the provisions of the Agreement remain unchanged and in full force and effect, and the Agreement remains a binding obligation of the Parties. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting the Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

MERRIMACK PHARMACEUTICALS (BERMUDA) LTD.		PHARMAENGINE, INC.

By:	/s/ Edward J. Stewart	By:	/s/ Grace Yeh

Name:	Edward J. Stewart	Name:	Grace Yeh

Title:	President	Title:	President + CEO

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